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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2003

Small Town Radio, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	000-30805 (Commission File Number)	84-1125214 (I.R.S. Employer Identification Number)
3500 Lenox Road, NE, Suite 1500, Atlanta, GA (Address of Principal Executive Offices)		30326 (Zip Code)

Registrant's telephone number, including area code: (404) 419-2440

1800 Century Boulevard, Suite 1200, Atlanta, Georgia 30345
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        We have entered into a definitive Asset Purchase Agreement with USK Broadcasting, Inc. to sell all of our assets related to radio station WDGR–AM licensed to Dahlonega, Georgia for $500,000. The date of closing is the fifth business day following FCC approval of the transfer of the license. Generally, the FCC license transfer process takes fifty to seventy days. We estimate that our transaction expenses will not exceed $60,000. The estimated net proceeds of the transaction will be used to reduce indebtedness, acquire radio stations in ex-urban areas near, but not in, mid-sized and larger markets, and for working capital purposes. We intend initially to acquire radio stations in ex-urban sections of Georgia and the Carolinas, and then expand into additional geographically contiguous markets in the Southeast.

ITEM 5. OTHER EVENTS.

        On February 1, 2003, we relocated our executive office to 3500 Lenox Road, NE, Suite 1500, Atlanta, GA 30326. Our telephone number is (404) 419-2440.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Small Town Radio, Inc.
Dated: March 12, 2003	By:	/s/ DANIEL W. HOLLIS Daniel W. Hollis, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement between Small Town Radio, Inc., and USK Broadcasting, Inc.
*
Filed herewith

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
  ITEM 5. OTHER EVENTS.
SIGNATURES
EXHIBIT INDEX